Exhibit 99.1

PCTEL Achieves $23.7 Million in First Quarter Revenue

Raises Annual Guidance to $114 Million

BLOOMINGDALE, IL. – April 24, 2014 — PCTEL, Inc. (NASDAQ:PCTI), a leader in simplifying wireless and site solutions for private and public networks, announced its 2014 first quarter results.

First Quarter Highlights

$23.7 million in revenue for the quarter, a decrease of six percent from the same period last year.

Gross profit margin of 41 percent in the quarter, compared to 38 percent in the same period last year.

GAAP operating margin from continuing operations of negative two (2) percent for the quarter, compared to operating margin of negative five (5) percent for the same period last year.

GAAP net loss from continuing operations of $(146,000) for the quarter, or $(0.01) per diluted share, compared to net income of $2.0 million from continuing operations, or $0.11 per diluted share for the same period last year. Net income for the first quarter last year included a one-time gain from a legal settlement net of expenses of $0.11 per diluted share.

Non-GAAP operating profit and net income are measures the company uses to reflect the results of its core earnings. The Company’s reporting of Non-GAAP net income excludes expenses for restructuring, gain or loss on sale of assets, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions, and non-cash related income tax expense.

Non-GAAP operating margin from continuing operations of five percent in the quarter, compared to six percent in the same period last year.

Non-GAAP net income from continuing operations of $914,000 or $0.05 per diluted share in the quarter, as compared to $1.2 million or $0.06 per diluted share in the same period last year.

$56.2 million of cash, short-term investments at March 31, 2014, a decrease of approximately $(1.7) million from the preceding quarter. During the quarter the company used cash to pay $2.4 million in annual accrued expenses from 2013 and $739,000 in dividends.

“Our in-building engineering services and scanning receiver revenue continue to grow as does our Site Solutions product sales,” said Marty Singer, PCTEL’s Chairman and CEO. “Core antenna sales were soft for seasonal reasons but we expect a strong rebound this quarter in that product area. That coupled with new business makes us comfortable with the high end of our previous revenue guidance of $112 - $114 million for our full year 2014. Finally, we had an extremely active quarter with respect to new product releases that will benefit the company this year,” added Singer.

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 5:15 PM ET. The call can be accessed by dialing (877) 734-5369 (U.S. / Canada) or (706) 679-6397 (International), conference ID: 28238948. The call will also be webcast at http://investor.pctel.com/events.cfm.

REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (855) 859-2056 (U.S./Canada), or International (404) 537-3406, conference ID: 28238948.

About PCTEL

PCTEL, Inc. (NASDAQ: PCTI), develops antenna, scanning receiver, and engineered site solutions and services for public and private networks. PCTEL RF Solutions enables superior utilization of wireless spectrum for cellular and WiFi networks. The RF Solutions services team specializes in the design, testing, and optimization of in-building, small cell, and traditional wireless networks. PCTEL RF Solutions develops and supports specialized network test equipment for LTE FDD, TD-LTE, WCDMA, GSM, CDMA, EV-DO, TD-SCDMA, and WiFi networks. The company’s SeeGull® scanning receivers and SeeHawk® visualization tool measure and analyze wireless signals for efficient cellular network planning, deployment, and optimization. Its IBflex™ simplifies in-building wireless network testing and SeeWave™ identifies and locates interference sources that impair network throughput.

PCTEL Connected Solutions™ simplifies network and site deployment for wireless data and communications applications for private and public networks, public safety, and government customers. PCTEL Connected Solutions develops and delivers high-value YAGI, Land Mobile Radio, WiFi, GPS, Subway, and broadband antennas (parabolic and flat panel) through its MAXRAD®, Bluewave™, and Wi-Sys™ product lines. PCTEL also sells specialized towers, enclosures, and cable assemblies for custom engineered site solutions. PCTEL delivers site solutions composed of PCTEL and third party sourced material to allow customers to cost effectively deploy and upgrade networks. The company’s vertical markets include SCADA, Health Care, Smart Grid, Positive Train Control, Precision Agriculture, Indoor Wireless, Telemetry, Off-loading, and Wireless Backhaul. PCTEL’s products are sold worldwide through direct and indirect channels. For more information, please visit the company’s web sites www.pctel.com, www.antenna.com, or www.rfsolutions.pctel.com.

PCTEL Safe Harbor Statement

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding the growth of PCTEL’s in-building engineering services and scanning receiver sales, the performance of the Connected Solutions business and the anticipated success of our new antenna and scanning receiver products, are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the wireless products business and the ability to implement new technologies and obtain protection for the related intellectual property. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

For further information contact:

John Schoen	Jack Seller
CFO	Public Relations
PCTEL, Inc.	PCTEL, Inc.
(630) 372-6800	(630)372-6800

Jack.seller@pctel.com

PCTEL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	(unaudited) March 31, 2014	December 31, 2013
ASSETS

Cash and cash equivalents	$16,475	$21,790
Short-term investment securities	39,694	36,105
Accounts receivable, net of allowance for doubtful accounts of $120 and $130 at March 31, 2014 and December 31, 2013, respectively	17,541	18,603
Inventories, net	15,961	14,535
Deferred tax assets, net	1,629	1,629
Prepaid expenses and other assets	1,664	3,166

Total current assets	92,964	95,828

Property and equipment, net	14,892	14,971
Goodwill	161	161
Intangible assets, net	4,031	4,604
Deferred tax assets, net	11,915	11,827
Other noncurrent assets	39	41

TOTAL ASSETS	$124,002	$127,432

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$4,244	$4,440
Accrued liabilities	7,248	7,803

Total current liabilities	11,492	12,243

Other long-term liabilities	1,226	3,137

Total liabilities	12,718	15,380

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 18,620,085 and 18,566,119 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	19	19
Additional paid-in capital	143,742	143,572
Accumulated deficit	(32,635)	(31,748)
Accumulated other comprehensive income	158	209

Total stockholders’ equity of PCTEL, Inc.	111,284	112,052

TOTAL LIABILITIES AND EQUITY	$124,002	$127,432

PCTEL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	(unaudited)
	Three Months Ended
	March 31,
	2014	2013

REVENUES	$23,656	$25,073
COST OF REVENUES	14,074	15,475

GROSS PROFIT	9,582	9,598

OPERATING EXPENSES:
Research and development	3,242	2,550
Sales and marketing	2,956	3,020
General and administrative	3,232	4,632
Amortization of intangible assets	574	604
Restructuring charges	0	101

Total operating expenses	10,004	10,907

OPERATING LOSS	(422)	(1,309)
Other income, net	197	4,332

INCOME (LOSS) BEFORE INCOME TAXES	(225)	3,023
Expense (benefit) for income taxes	(79)	1,070

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(146)	1,953

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX BENEFIT	0	(88)

NET INCOME (LOSS)	($146)	$1,865

Earnings (Loss) per Share from Continuing Operations:
Basic	($0.01)	$0.11
Diluted	($0.01)	$0.11

Earnings (Loss) per Share from Discontinued Operations:
Basic	$0.00	($0.00)
Diluted	$0.00	($0.01)

Earnings (Loss) per Share:
Basic	($0.01)	$0.11
Diluted	($0.01)	$0.10

Weighed Average Shares:
Basic	18,176	17,684
Diluted	18,176	17,911

Cash dividend per share	$0.040	$0.035

PCTEL, INC.

P&L INFORMATION BY SEGMENT - Continuing Operations

(in thousands)

	Three Months Ended March 31, 2014
	Connected Solutions	RF Solutions	Consolidating	Total

REVENUES	$15,997	$7,722	($63)	$23,656

GROSS PROFIT	5,116	4,459	7	9,582

OPERATING INCOME (LOSS)	$1,170	$1,014	($2,606)	($422)

	Three Months Ended March 31, 2013
	Connected Solutions	RF Solutions	Consolidating	Total

REVENUES	$19,356	$5,772	($55)	$25,073

GROSS PROFIT	6,011	3,581	6	9,598

OPERATING INCOME (LOSS)	$1,687	$1,042	($4,038)	($1,309)

Reconciliation GAAP To non-GAAP Results Of Continuing Operations (unaudited)

(in thousands except per share information)

Reconciliation of GAAP operating income to non-GAAP operating income (a) from Continuing Operations

	Three Months Ended March 31,
	2014	2013

Operating Loss	($422)	($1,309)

(a) Add:
Amortization of intangible assets	574	604
TelWorx restructuring:
-Restructuring charges	0	101
TelWorx investigation:
-General & Administrative	235	1,391
Stock Compensation:
-Cost of Goods Sold	86	85
-Engineering	173	145
-Sales & Marketing	147	106
-General & Administrative	345	286

	1,560	2,718

Non-GAAP Operating Income	$1,138	$1,409

% of revenue	4.8%	5.6%

Reconciliation of GAAP net income to non-GAAP net income (b) from Continuing Operations

	Three Months Ended March 31,
	2014	2013

Net Income (Loss) from Continuing Operations	($146)	$1,953

Adjustments:
(a) Non-GAAP adjustment to operating income	1,560	2,718
Other income related to the TelWorx settlement and TelWorx SEC investigation	(220)	(4,330)
(b) Income Taxes	(280)	816

	1,060	(796)

Non-GAAP Net Income from Continuing Operations	$914	$1,157

Non-GAAP Earning per Share:
Basic	$0.05	$0.07
Diluted	$0.05	$0.06

Weighed Average Shares:
Basic	18,176	17,684
Diluted	18,379	17,911

This schedule reconciles the Company’s GAAP operating income and GAAP net income to its non-GAAP operating income and non-GAAP net income. The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

(a) These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges, and general and administrative expenses associated with the TelWorx investigation.

(b) These adjustments include the items described in footnote (a) as well as other income for the TelWorx legal settlement and insurance claims related to the TelWorx investigation, and non-cash income tax expense.

Reconciliation GAAP To non-GAAP SEGMENT INFORMATION (unaudited) (a) - Continuing Operations

(in thousands except per share information)

	Three Months Ended March 31, 2014
	Connected Solutions	RF Solutions	Consolidating	Total

Operating Income (Loss)	$1,170	$1,014	($2,606)	($422)

Add:
Amortization of intangible assets	370	204	0	574
TelWorx investigation:
-General & Administrative	0	0	235	235
Stock Compensation:
-Cost of Goods Sold	45	40	0	85
-Engineering	80	93	0	173
-Sales & Marketing	128	19	0	147
-General & Administrative	87	30	229	346

	710	386	464	1,560

Non-GAAP Operating Income (Loss)	$1,880	$1,400	($2,142)	$1,138

	Three Months Ended March 31, 2013
	Connected Solutions	RF Solutions	Consolidating	Total

Operating Income (Loss)	$1,687	$1,042	($4,038)	($1,309)

Add:
Amortization of intangible assets	394	210	0	604
Restructuring charges	101	0	0	101
TelWorx investigation:
-General & Administrative	0	0	1,391	1,391
Stock Compensation:
-Cost of Goods Sold	27	58	0	85
-Engineering	55	90	0	145
-Sales & Marketing	78	28	0	106
-General & Administrative	66	15	205	286

	721	401	1,596	2,718

Non-GAAP Operating Income (Loss)	$2,408	$1,443	($2,442)	$1,409

This schedule reconciles the Company’s GAAP operating income by segment to its non-GAAP operating income and non-GAAP net income. The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

(a) These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges, and general and administrative expenses associated with the TelWorx investigation.